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                                                                    EXHIBIT 99.1

BRIGHTPOINT ANNOUNCES THE RESIGNATION OF LISA M. KELLEY AS THE COMPANY'S SENIOR VICE PRESIDENT, CORPORATE CONTROLLER AND CHIEF ACCOUNTING OFFICER AND ACTING CHIEF FINANCIAL OFFICER

PLAINFIELD, Ind.--(BUSINESS WIRE)--June 3, 2005--Brightpoint, Inc. (NASDAQ:CELL)

     o Anthony W. Boor, Brightpoint Americas Senior Vice President and Chief Financial Officer, appointed acting Chief Financial Officer and acting Principal Financial Officer of Brightpoint, Inc.

     o Gregory L. Wiles, Brightpoint Americas Vice President and Controller, appointed acting Chief Accounting Officer of Brightpoint, Inc.

     o The Company's Board of Directors forms a Finance Committee to support the on-going review and restructure of the Company's global finance organization

Brightpoint, Inc. (the "Company") (NASDAQ:CELL), announced today that Lisa M. Kelley has resigned from her position as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer. As previously announced on March 13, 2005, Ms. Kelley had also been appointed by the Board of Directors to be the acting Chief Financial Officer and Principal Financial Officer during the period that Mr. Frank Terence, the Company's Executive Vice President and Chief Financial Officer, is incapacitated due to a stroke he experienced following a medical procedure.

The Company's Board of Directors has appointed Anthony W. Boor, Brightpoint Americas Senior Vice President and Chief Financial Officer, as acting Chief Financial Officer and acting Principal Financial Officer of the Company during the period that Mr. Terence is incapacitated. Mr. Boor joined Brightpoint North America in August 1998 as the Director of Operations Finance, was promoted to Vice President and Controller in July 1999 and was further promoted to his current position as the Senior Vice President and Chief Financial Officer for Brightpoint Americas in July 2001. Prior to Brightpoint, Mr. Boor was employed by Macmillan Publishing, Day Dream, Inc., Ernst and Young, LLP, New Mexico State Fairgrounds, The Downs at Albuquerque and KPMG, LLP.

The Company also appointed Gregory L. Wiles, Brightpoint Americas Vice President and Controller, as the acting Chief Accounting Officer of the Company. Mr. Wiles joined the Company in January 1998 as its Manager of External Reporting and has held a number of positions with the Company including Director of External Reporting and Internal Control, Director of Financial Reporting and Vice President and Corporate Controller. Mr. Wiles joined Brightpoint Americas in July 2003 in his current role as Vice President and Controller.

In addition, the Company's Board of Directors has formed a Finance Committee comprised of Richard W. Roedel, Chairperson of the Company's Audit Committee; Jerre L. Stead, Lead Independent Director; and V. William Hunt, member of the Audit Committee; to support the on-going review and restructure of the Company's global finance organization.

Brightpoint is one of the world's largest distributors of mobile phones. Brightpoint supports the global wireless telecommunications and data industry, providing quickly deployed, flexible and cost effective solutions. Brightpoint's innovative services include distribution, channel management, fulfillment, eBusiness solutions and other outsourced services that integrate seamlessly with its customers. Additional information about Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; including, the Company's most recent Form 10-K/A and Form 10-Q and the cautionary statements contained in
Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.

CONTACT: Brightpoint, Inc., Plainfield, Indiana
Robert J. Laikin, (317) 707-2355

SOURCE: Brightpoint, Inc.